                                                                      EXHIBIT 32

                                 CERTIFICATIONS
                 PURSUANT TO 18 UNITED STATES CODE SECTION 1350

     Each of the undersigned hereby certifies that to his knowledge the report on Form 10-K for the fiscal year ended December 31, 2005 of Allstate Life Insurance Company of New York filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Allstate Life Insurance Company of New York.

March 13, 2006

                                     /s/  Casey J. Sylla
                                     -------------------
                                     Casey J. Sylla
                                     Chairman of the Board and President


                                     /s/  John C. Pintozzi
                                     ---------------------
                                     John C. Pintozzi
                                     Vice President and Chief Financial Officer